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                                                                    EXHIBIT 11.1

                          NEXSTAR PHARMACEUTICALS, INC.

                        COMPUTATION OF NET LOSS PER SHARE



                                                  Three Months Ended                          Six Months Ended
                                                       June 30,                                    June 30,
                                        --------------------------------------      ----------------------------------
                                               1998                 1997                  1998                 1997
                                        ----------------      ----------------      ----------------      ------------
Net loss                                $     (3,352,000)     $     (8,263,000)     $     (5,933,000)     $(17,984,000)
                                        ================      ================      ================      ============

Weighted average shares outstanding
    during the period                         27,923,000            26,447,000            27,696,000        26,436,000
                                        ================      ================      ================      ============

Net loss per common share               $          (0.12)     $          (0.31)     $          (0.21)     $      (0.68)
                                        ================      ================      ================      ============